UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2010

FRONTIER BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52297	06-1678089
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1837 Harbor Avenue, P.O. Box 13098, Memphis, Tennessee	38113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 233-7359
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On August 18, 2010, the Board of Directors of Frontier Beverage Company, Inc. (“Frontier” or the “Company”) approved the issuance of 800,000 shares of Frontier common stock to Terry Harris, the Company’s President and Treasurer, and 800,000 shares of Common Stock to Timothy Barham, the Company’s Vice President and Secretary, in lieu of and in complete satisfaction of base salary obligations of $80,000 to each of the officers accruing between January 1, 2010 and August 31, 2010.

On August 18, 2010, the Board of Directors of Frontier also approved the issuance of 50,000 shares of Company common stock to Theodore R. Mandes and 50,000 shares of Company common stock to Roderic Fink, the fair market value of which was determined by the Board of Directors to be $0.10 per share, in consideration of their continuing services as Advisory Board members.

The securities described above were privately offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”). At the time of their issuance, the securities will be restricted securities for purposes of the Securities Act and the certificates representing the securities will bear legends and/or non-transfer provisions to that effect.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 3.02 of this Current Report is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2010, the Board of Directors of Frontier adopted an amendment to the Frontier Bylaws authorizing the establishment of an Advisory Board.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed with this Current Report on Form 8-K or are incorporated by reference as described below.

Exhibit	Description

3.1	Bylaws of Assure Data, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form SB-2 filed with the Commission on December 16, 2004).

3.2	Amendment to Bylaws of Frontier Beverage Company, Inc. (f/k/a Assure Data, Inc.)*
* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontier Beverage Company, Inc.

Dated: August 18, 2010	By:	/s/ Terry Harris
Terry Harris President